AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON ________________________ SUBJECT TO AMENDMENT

                                                   REGISTRATION NO. 333_________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            800 TRAVEL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                              59-3343338
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                                                                                          PETER M. SONTAG, CEO
                     800 TRAVEL SYSTEMS, INC.                                           800 TRAVEL SYSTEMS, INC.
                        4802 GUNN HIGHWAY                                                 4802 GUNN HIGHWAY
                      TAMPA, FLORIDA 33624                                               TAMPA, FLORIDA 33624
                         (813)908-0404                                                      (813)908-0404

(Address, including zip code, and telephone number, including area          (Name, address, including zip code, and telephone
     code, of registrant's principal executive offices)                     number, including area code, of agent for service)

                                 With Copies to:
                            MARK A. CATCHUR, ESQUIRE
                           MICHAEL H. ROBBINS, ESQUIRE
                         SHUMAKER, LOOP & KENDRICK, LLP
                        101 E. KENNEDY BLVD., SUITE 2800
                              TAMPA, FLORIDA 33602
                                 (813) 229-7600

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by market conditions.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM      AMOUNT OF
           TITLE OF SECURITIES             AMOUNT TO BE         OFFERING PRICE      AGGREGATE OFFERING   REGISTRATION
            TO BE REGISTERED               REGISTERED(1)         PER SHARE(2)           PRICE(2)             FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per share        257,950                $1.09               $281,166             $71
======================================================================================================================

(1) A combined prospectus is being used pursuant to Rule 429(a) under the Securities Act of 1933, as amended, and pursuant to Rule 429(b), 3,633,050 shares are being carried forward and the amount of the filing fee associated with such securities was paid previously with such earlier registration statement.

(2) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended, and based upon the average of the high ($1.13) and low ($1.05) closing price of the Company's shares on April 12, 2001.

         PURSUANT TO RULE 429(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, A COMBINED PROSPECTUS IS BEING USED IN THIS REGISTRATION STATEMENT, AND PURSUANT TO RULE 429(B) OF THE SECURITIES ACT OF 1933, AS AMENDED, THE EARLIER REGISTRATION STATEMENTS TO WHICH THE COMBINED PROSPECTUS RELATES ARE THE COMPANY'S POST-EFFECTIVE AMENDMENT FORM S-3 REGISTRATION STATEMENT FILED ON JULY 11, 2000 (REGISTRATION FILE NO. 333-28237) AND THE COMPANY'S FORM S-3 REGISTRATION STATEMENT FILED ON SEPTEMBER 8, 2000 (REGISTRATION FILE NO. 333-45488).

         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

                            800 TRAVEL SYSTEMS, INC.
                        3,891,000 Shares of Common Stock

         This prospectus concerns the issuance of our common stock upon the exercise of 3,319,800 outstanding redeemable common stock purchase warrants, 3,105,000 of which were originally sold in our initial public offering. Each warrant entitles the holder to buy one share of common stock at $6.25 per share during the five-year period beginning January 21, 1998. The amount of proceeds we will receive from such sales, if any, depends on how many of the warrants are exercised. If all of the warrants were exercised, we would receive approximately $20,600,000 before deducting expenses of the offering.

         We can redeem the warrants for $.05 per warrant on not less than 30 nor more than 60 days written notice if the closing price of our common stock for seven trading days during a 10 consecutive trading day period ending not more than 15 days before the date the notice of redemption is mailed equals or is greater than $10.00 per share, subject to adjustment under certain circumstances and provided there is then a current effective registration statement under the Securities Act of 1933, as amended, with respect to the issuance and sale of common stock issuable when the warrants are exercised.

         The common stock and warrants are listed on the Boston Stock Exchange under the symbols "IFL" and "IFLW," respectively, and on the Nasdaq Small Cap Market under the symbols "IFLY" and "IFLYW," respectively. On April 17, 2001 the closing bid prices of the common stock and warrants were $1.28 and $0.30 respectively.

         This Prospectus also covers the offering by selling security holders (the "Selling Security Holders") of 313,250 shares of common stock (50,000 of which have been sold, 157,950 shares issuable upon exercise of warrants which are subject to cancellation and 105,300 shares issuable upon exercise of warrants which expire on December 31, 2002), and 257,950 shares of common stock issuable pursuant to 257,950 warrants exercisable as set forth in this Prospectus which expire December 31, 2003 (hereinafter referred to as the "Registered Shares"), which were not underwritten but which may be sold from time to time pursuant to arrangements made by the Selling Security Holders. Sales of the Registered Shares or the potential of such sales at any time, may have an adverse effect on the market prices of the securities offered under this Prospectus. We will not receive any of the proceeds from the sale of the Registered Shares by the Selling Security Holders (although we will receive the warrant exercise price set forth in this Prospectus that the Selling Security Holders shall pay to us in order to receive Registered Shares). We will bear all expenses incurred by Selling Security Holders, other than brokerage fees and commissions and fees of independent counsel, if any, in connection with the sale of the Registered Shares. The Registered Shares may be sold by the Selling Security Holders from time to time directly to purchasers or through agents, underwriters or dealers. See "Plan of Distribution."

         These are speculative securities, and an investment in the securities offered under this prospectus involves a high degree of risk and should be considered only by investors who can afford the loss of their entire investment. See "Risk Factors" beginning on page 5 for a discussion of certain factors which you should consider before you invest in the common stock described in the prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is __________, 2001

                              AVAILABLE INFORMATION

         We have filed a Registration Statement (the "Registration Statement") on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the common stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement which we have filed with the Commission, certain portions of which have been omitted pursuant to the rules and regulations of the Commission, and to which portions reference is hereby made for further information with respect to the Company and the common stock offered hereby. Statements contained herein concerning certain documents are not necessarily complete, and in each instance, reference is made to the copies of such documents filed as exhibits to the Registration Statement. Each such statement is qualified in its entirety by such reference.

         We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith file periodic reports, proxy statements and other information with the Commission relating to our business, financial statements and other matters. The Registration Statement, as well as such reports, proxy statements and other information, may be inspected, and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. and should be available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Chicago, Illinois. Copies of such material can be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Our Registration Statement on Form S-3 as well as any reports to be filed under the Exchange Act can also be obtained electronically after we have filed such documents with the Commission through a variety of databases, including among others, the Commission's Electronic Data Gathering, Analysis And Retrieval ("EDGAR") program, Knight-Ridder Information, Inc., Federal Filings/Dow Jones and Lexis/Nexis. Additionally, the Commission also maintains a website that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         There are hereby incorporated by reference in this Prospectus the following documents, all of which were previously filed by us with the
Commission:

              1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000.

              2. The Company's Definitive Proxy Statement relating to the Annual Meeting of Shareholders held on July 10, 2000.

              3. The description of securities to be registered contained in the Registration Statement filed with the Commission on the Company's Form 8-A under the Exchange Act.

         Additionally, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering made hereby shall be deemed to be incorporated by reference into this Prospectus. Any statement contained in a previously filed document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or replaced, to constitute a part of this Prospectus.

         We undertake to provide without charge to any person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents which have been or may be incorporated by reference into this Prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to Investor Relations, at the executive offices of the Company, which are located at 4802 Gunn Highway, Tampa, Florida 33624. Our telephone number is (813) 908-0404.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information and financial statements, incorporated by reference in this Prospectus and information under "Risk Factors."

                                   THE COMPANY

         We and our wholly-owned subsidiary Prestige Travel Systems, Inc., are a leading direct marketer of travel related services, focused primarily on providing leisure air, cruise and tour reservation services. We provide low-priced air and cruise line tickets for domestic and international leisure travel to our customers through our easy-to-remember, toll-free numbers, through our websites on the World Wide Web (at www.LowAirfare.com, www.CruiseBrokers.com and www.TourBrokers.com) and through our nationwide network of approximately 1,500 independent remote travel agents. A distinguishing feature of the www.LowAirfare.com website is its ability to connect live reservation agents directly with on-line travel consumers in an instant messaging format that allows consumers to book air travel, on-line, in real time. We operate two reservation centers, one in Tampa, Florida and the other in San Diego, California seven days a week throughout the year.

         We generate revenues principally from (i) commissions on air and cruise travel reservations and other travel related services including override commissions on reservations the Company books on certain air and cruise lines,
(ii) segment incentives under our contract with SABRE, and (iii) service fees that we charge our customers. We market our services primarily by (i) advertising in Yellow Page directories across the United States, (ii) advertising on the Internet, (iii) initiating sales efforts to businesses that desire leisure travel fulfillment services over the telephone or the Internet with live reservation agents, and (iv) enrolling independent remote travel agents.

         The principal executive office of the Company is located at 4802 Gunn Highway, Tampa, Florida 33624 and its telephone number is (813) 908-0404.

                                 USE OF PROCEEDS

         To date, few warrant holders have exercised their warrants, and we have not received any indications that the remaining warrant holders wish to exercise their warrants and there can be no assurance that warrant holders will choose to exercise all or any of the warrants in the future. However, in the event that all of the warrants were to be exercised, the net proceeds to us upon such exercise, estimated at approximately $20,600,000 before deducting expenses of the offering, would be used for working capital to finance our growth, salaries and general corporate purposes.

                          THE SELLING SECURITY HOLDERS

         This Prospectus also covers the offering by the Selling Security Holders of 363,250 shares of Common Stock issuable under 363,250 warrants exercisable as set forth in this Prospectus. One of the Selling Security Holders acquired such warrants from the Company as a former principal of the Company's underwriter in its initial public offering, which closed on January 21, 1998 and January 23, 1998. The other Selling Security Holder, the underwriter of the Company's initial public offering, acquired such warrants recently as consideration for the settlement of litigation commenced by such underwriter against the Company in March 2000.

                                  RISK FACTORS

         You should consider the material risk factors involved in connection with an investment in the Common Stock and the impact to you from various events which could adversely affect the Company's business. See "Risk Factors" commencing on page 4.

                                  RISK FACTORS

         Investors should carefully consider the following risk factors, in addition to the other information concerning the factors affecting forward-looking statements. Each of these risk factors could adversely affect our business, operating results and financial condition as well as adversely affect the value of an investment in 800 Travel Systems. You should be able to bear a complete loss of your investment.

          Certain oral statements made by management from time to time and certain statements contained herein and in documents incorporated herein by reference that are not historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The terms "800 Travel Systems," "company," "we," "our," and "us" refer to 800 Travel Systems, Inc. The words "expect", "believe", "goal", "plan", "intend", "anticipate", "estimate", "will" and similar expressions and variations thereof if used, are intended to specifically identify forward-looking statements. Forward-looking statements are statements regarding the intent, belief or current expectations, estimates or projections of 800 Travel Systems, our Directors or our Officers about 800 Travel Systems and the industry in which we operate, and assumptions made by management, and include among other items, (i) our strategies regarding growth, including our intention to further develop and improve our Internet capabilities and diversify revenues utilizing our call center operation and travel industry expertise; (ii) our financing plans; (iii) trends affecting our financial condition or results of operations; (iv) our ability to continue to control costs and to meet our liquidity and other financing needs; (v) our ability to respond to changes in customer demand, including as a result of increased competition and the increase of Internet activity. Although we believe our expectations are based on reasonable assumptions, we can give no assurance that the anticipated results will occur. We disclaim any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

         Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors which include, among others, (i) general economic conditions, particularly those affecting fuel and other travel costs and their effect on the volume of consumer air travel; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital, which could affect our internal growth and possibilities for strategic alliances in the travel and telemarketing areas; (iii) changes in the competitive marketplace that could affect our revenue and/or cost bases, such as increased competition from traditional and Internet based travel agencies, consolidators and the airlines themselves, changes in the commissions paid by airlines, and increased labor, marketing, computer software/hardware and telecommunications costs; (iv) the availability and capabilities of the SABRE electronic travel reservation system and ancillary software; (v) the success of our Internet initiatives; (vi) changes in commission rates; (vii) the retention of our reservation agents and improved productivity of our reservation agents as they gain experience and utilize technological improvements; (viii) our rights to the use of software and other intellectual property and the potential for others to challenge and otherwise adversely affect or impair such rights; and (ix) other factors including those identified in our filings with the SEC including but not limited to information under the heading "Risk Factors" in the Form SB-2 Registration Statement and Prospectus for our initial public offering as amended from time to time, and the following risk factors:

WE HAVE A LIMITED OPERATING HISTORY AND A HISTORY OF LOSSES. OUR FUTURE OPERATING RESULTS MAY NOT BE PROFITABLE.

         We have been operating for less than four years and during that time we have generated a significant accumulated operating loss. There can be no assurance that we will be able to operate profitably, particularly if we seek to expand through acquisitions or the addition of new Internet services. We only recently initiated our online operations and, accordingly, our prospects in this field must be considered in light of the difficulties encountered in any new business. These risks include our failure to:

     -  attract additional travel suppliers and consumers to our service

     -  maintain and enhance our brand

     -  expand our service offerings

     -  operate, expand and develop our operations and systems efficiently

     -  maintain adequate control of our expenses

     -  raise additional capital

     -  attract and retain qualified personnel

     -  respond to technological changes

     -  respond to competitive market conditions

     -  operate at a profit

OUR LOSSES AND NEGATIVE CASH FLOWS MAY CONTINUE.

         We have incurred net losses and negative cash flows on both an annual and interim basis. For the year ended December 31, 2000, we had a net loss of $1,916,197 and we had a net decrease in cash of $911,894. We may continue to incur net losses for the foreseeable future and we cannot assure you that we will ever achieve, or if achieved, sustain profitability or generate positive cash flow. We expect our operating expenses to grow. These increased expenses will result primarily from our Internet initiatives, advertising and expansion of our operations. As a result, we will need to increase our revenues to become profitable. If our revenues do not grow as expected, or if increases in our expenses are not in line with our plans, there could be a material adverse effect on our business, operating results and financial condition.

WE WILL NEED FUTURE CAPITAL.

         We expect to increase sales volumes by expanding our business with both our Internet initiatives as well as our traditional "bricks and mortar" call center operations. There can be no assurance that our revenues will increase as a result of our expansion efforts or even continue at their current levels. As we expend significant resources to expand our operations, it is possible that we would continue to incur losses and negative cash flow. It is likely that we will require additional capital to meet our capital requirements. There is no assurance that such capital will be available to us or, if available, be on terms acceptable to us. An increase in capital resulting from a capital raising transaction could result in dilution to existing holders of our common stock and adversely impact our stock price.

WE ARE DEPENDENT ON THE SABRE SYSTEM.

         Our ability to quote air travel ticket prices, make reservations and sell tickets is dependent upon our contractual right to use, and the performance of, the SABRE electronic travel reservation system. In May 1999, we entered into a five-year agreement with SABRE, Inc. to lease the SABRE system in our Tampa and San Diego reservation centers. If the SABRE system were to cease functioning, or if we were to lose our contractual right to use the SABRE system through our inability to renew the agreement, upon expiration thereof or through a default by us or other termination event under the agreement during the term thereof, we would not be able to conduct operations until a replacement system was installed and became operational. Only a very limited number of companies provide reservation systems to the travel agency industry. There can be no assurance that a replacement system could be obtained on comparable terms or if obtained, installed in time to successfully continue operations.

         During any interruption in the operation of SABRE, we would lose revenues. Other travel agencies using other travel reservation systems would not be subject to such interruption of their operations, and we may lose market share to such competitors. Upon the interruption of the operation of the SABRE system, we could decide to commence operations with another travel reservation system. Substantial expenses could be required for acquiring the right to use a new system and retraining reservation agents. In addition, any impairment of the SABRE system which does not cause us to cease operations could, nevertheless, adversely affect the quality of our services, resulting in lost revenues or market share and could require us to subscribe to a different travel reservation system.

WE ARE SUBJECT TO ADJUSTMENTS IN AIRLINE COMMISSIONS WHICH COULD REDUCE OUR REVENUES.

         In October 1999, the major airlines announced reductions in the commissions they will pay traditional travel agents from approximately 8% to 5% and subject to a cap of $50.00 for domestic round trip ticket sales. In addition, many airlines have implemented a fixed-rate commission of $10.00 for domestic online round trip ticket sales. We anticipate continued downward pressure on airline commission rates. Such reductions and future reductions, if any, could have a material adverse effect on our operations. We may not be paid commissions by airlines for online agent assisted bookings on our web site. We also may not be able to impose service charges for our Internet services, which could adversely affect our future online revenues and earnings.

A DECLINE IN COMMISSION RATES OR THE ELIMINATION OF COMMISSIONS COULD REDUCE OUR REVENUES AND MARGINS.

         A substantial majority of our online revenues depends on the commissions paid by travel suppliers for bookings made through our call centers and through our online travel service. Generally, we do not have written commission agreements with most of our suppliers. As is standard practice in the travel industry, we rely on informal arrangements for the payment of commissions which applies to all travel agencies. Travel suppliers are not obligated to pay any specified commission rate for customer bookings made online through our websites. We cannot assure you that airlines, hotel chains or other travel suppliers will not reduce current industry commission rates or eliminate commissions entirely, either of which could reduce our revenues and margins. For example, in 1995, most of the major airlines placed a cap on per-ticket commissions payable to all travel agencies for domestic airline travel. In September 1997, the major United States airlines reduced the commission rate payable to traditional travel agencies from 10% to 5%. In 1997, the major United States airlines reduced the commission rate payable for online reservations from 8% to 5%. In addition, since 1998, many airlines have implemented a commission cap of $10.00 for domestic online round-trip ticket sales. Because a high percentage of our business relates to airline ticket sales, a further reduction in airline ticket commissions could reduce our revenues. In February 2001, Northwest Airline and its alliance partner KLM Royal Dutch Airline announced that effective March 1, 2001 they would eliminate its 5% commissions on US/Canada point of sale travel booked through the Internet.

WE MAY BE UNABLE TO SUCCESSFULLY INTEGRATE AND OPERATE OUR NEW CRUISE BUSINESS.

         We recently acquired Prestige Travel Systems in order to add cruise services to our service mix. We may not be able to successfully operate or integrate the cruise operation into our existing business. Integration of the cruise business may take longer and cost more than we anticipated.

RISKS RELATING TO THE AIRLINE INDUSTRY

         Developments in the airline industry may result in a decrease in the price of tickets or number of tickets we sell. Consolidation of airline carriers could adversely impact ticket prices, the available discounts on same as well as commission rates. Concerns about passenger safety or strikes may result in a decrease in passenger air travel and a consequent decrease in the number of tickets we sell. Airlines could offer similar online booking service that would compete with our agent assisted booking system. There can be no assurance that any such developments will not occur or that we will not be adversely affected by any such decrease in the level of passenger air travel.

IF TRAVEL RELATED INTERNET SERVICES OR THE DIVERSIFIED USE OF OUR CALL CENTER OPERATIONS DO NOT ACHIEVE WIDESPREAD MARKET ACCEPTANCE, OUR BUSINESS MAY NOT GROW.

         Our success will depend in large part on widespread market acceptance of the Internet as a vehicle for the buying of airline tickets and other travel related products and services as well as the diversified use of our call center operations. Consumers who have historically purchased airline tickets and other travel related products and services using traditional commercial channels, such as local travel agents and calling airlines directly, must instead purchase these products through our website or through call center operations. Consumers frequently use our website or call centers for route pricing and other travel information and then choose to purchase airline tickets or make other reservations directly from travel suppliers or other travel agencies. If the online market develops more slowly than expected, or if our services do not achieve widespread market acceptance, our business may decline, may not grow or may grow more slowly than expected. Our future growth, if any, will depend on critical factors including but not limited to: (i) the growth of the Internet as a tool used in the process of buying airline tickets and other travel related products and services; (ii) our ability to successfully and cost effectively market our services to a sufficiently large number of people and thereby attract new and repeat customers; and (iii) our ability to consistently deliver high quality and fast and convenient service at competitive prices.

         Our revenues will not grow as much as we anticipate if the market for our services does not continue to develop, our services do not continue to be adopted or consumers fail to significantly increase their use of the Internet as a tool in the process of buying airline tickets and other travel related products and services or opt to use competitors services or airline carriers Internet services directly. In order to achieve the acceptance of consumers, travel suppliers and advertisers, we will need to continue to make substantial investments in our technology. However, we cannot assure you that these investments will be successful. Our failure to make progress in these areas will harm the growth of our business.

WE MAY BE UNABLE TO DEVELOP NEW RELATIONSHIPS WITH STRATEGIC PARTNERS AND MAINTAIN OUR EXISTING RELATIONSHIPS.

         Our business depends on establishing and maintaining relationships with airlines, SABRE and others. As a result of our agreements to sell discounted tickets with airlines directly, as well as other ticket suppliers, we are able to charge our customers a service charge, while still offering low priced tickets. We cannot assure you that we will be able to establish new relationships, maintain existing relationships, charge service charges or offer low priced tickets. If we fail to establish or maintain these relationships, it could adversely affect our business.

         Our business model relies on relationships with travel suppliers, and it would be negatively affected by adverse changes in these relationships. We depend on travel suppliers to enable us to offer our customers comprehensive access to travel services and products. It is possible that travel suppliers may choose not to make their inventory of services, discounts and products available to us or through our online distribution. Travel suppliers could elect to sell exclusively through other sales and distribution channels or to restrict our access to their inventory, either of which could significantly decrease the amount or breadth of our inventory of available travel offerings. Of particular note is the airline direct-distribution website, which is currently named "Orbitz." Orbitz was launched in 2001 and is reportedly owned by American Airlines, Continental Airlines, Delta Air Lines, Northwest Airlines and United Air Lines. Forester Research reports that Orbitz is the only website for consumers to find unpublished special fares on these and at least 23 other airlines. If a substantial number of our airline suppliers collectively agree or choose to restrict their special fares solely to Orbitz, such action may have a material adverse affect on our business. Adverse changes in any of these relationships, whether due to Orbitz or otherwise, could reduce the amount of travel services which we are able to offer through our websites.

WE OPERATE IN A HIGHLY COMPETITIVE MARKET WITH LOW BARRIERS TO ENTRY WHICH COULD HARM OUR BUSINESS.

         While the market for buying airline tickets and other travel related products and services on the Internet is relatively new and rapidly evolving, it is already competitive and characterized by entrants that may develop services similar to ours. Many of our existing online competitors, as well as our potential competitors, have longer operating histories on the Web, greater name recognition, higher amounts of user traffic and significantly greater financial, technical and marketing resources than we do. In addition, there are relatively low barriers to entry to our business. We do not have patents or other intellectual property that would preclude or inhibit competitors from entering the market. Moreover, due to the low cost of entering the market, competition may intensify and increase in the future. We compete against other online travel web sites, including those of airline carriers. We also compete with traditional methods used by travel agents to market airline tickets, including yellow pages, classified ads, travel brochures and other media advertising. This competition may limit our ability to become profitable or result in the loss of market share.

WE COMPETE WITH A VARIETY OF COMPANIES WITH RESPECT TO EACH PRODUCT OR SERVICE WE OFFER. THESE COMPETITORS INCLUDE:

     - Internet travel agents such as Travelocity.com, Expedia and American Express Interactive, Inc.;

     -  local, regional, national and international traditional travel agencies;

     - consolidators and wholesalers of airline tickets, hotels and other travel products, including online consolidators such as Cheaptickets.com and Priceline.com and online wholesalers such as Hotel Reservations Network, Inc.;

     - airlines, hotels, rental car companies, cruise operators and other travel service providers, whether working individually or collectively, some of which are suppliers to our websites; and

     -  operators of travel industry reservation databases.

         In addition to the traditional travel agency channel, many travel suppliers also offer their travel services as well as third-party travel services directly through their own websites. These travel suppliers include many suppliers with which we do business. In particular, five airline suppliers, American Airlines, Continental Airlines, Delta Air Lines,

Northwest Airlines and United Air Lines, have launched a direct-distribution website, currently named "Orbitz," in 2001. Forester Research reports that Orbitz is the only website for consumers to find unpublished weekly special fares on at least 23 other airlines. Suppliers also sell their own services directly to consumers, predominantly by telephone. As the market for online travel services grows, we believe that travel suppliers, traditional travel agencies, travel industry information providers and other companies will increase their efforts to develop services that compete with our services by selling inventory from a wide variety of suppliers. We cannot assure you that our online operations will compete successfully with any current or future competitors.

         Many of our current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than us and may enter into strategic or commercial relationships with larger, more established and well financed companies. Certain of our competitors may be able to secure services and products from travel suppliers on more favorable terms, devote greater resources to marketing and promotional campaigns and devote substantially more resources to website and systems development than us. In addition, new technologies and the expansion of existing technologies may increase competitive pressures on us. In particular, Microsoft Corporation has publicly announced its intent to continue to invest heavily in the area of travel technology and services. Increased competition may result in reduced operating margins, loss of market share and brand recognition. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, operating results and financial condition.

         Our sales affiliates and employees are generally not subject to non-competition agreements. In addition, our business model does not involve the use of a large amount of proprietary information. As a result, we are subject to the risk that our sales affiliates or employees may leave us and may work for competitors or may start competing businesses. The emergence of these enterprises would further increase the level of competition in our market and could harm our growth and financial performance.

WE MAY NOT BE ABLE TO MAINTAIN OUR WEB DOMAIN NAME, WHICH MAY CAUSE CONFUSION AMONG WEB USERS AND DECREASE THE VALUE OF OUR BRAND NAME.

         We currently hold a Web domain name relating to our brand. Currently, the acquisition and maintenance of domain names is regulated by governmental agencies and their designees. The regulation of domain names in the U.S. and in foreign countries is expected to change in the near future. As a result, we may not be able to maintain our domain name. These changes could include the introduction of additional top level domains, which could cause confusion among Web users trying to locate our sites. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. We may be unable to prevent third parties from acquiring domain names that are similar to ours. The acquisition of similar domain names by third parties could cause confusion among Web users attempting to locate our site and could decrease the value of our brand name and the use of our site.

WE MAY NOT BE ABLE TO ATTRACT AND EXPAND OUR ONLINE TRAFFIC.

         We believe that establishing, maintaining and enhancing our websites is a critical aspect of our efforts to attract and expand our online traffic. The number of Internet sites that offer competing services increases the importance of establishing and maintaining brand recognition. Many of these Internet sites already have well-established brands in online services or the travel industry generally. Promotion of our websites will depend largely on our success in providing a high-quality online experience supported by a high level of customer service. In addition, to the extent capital resources are available, we intend to increase our spending on marketing and advertising with the intention of expanding the recognition of our websites to attract and retain online users and to respond to competitive pressures. However, we cannot assure you that these expenditures will be effective to promote our brands or that our marketing efforts generally will achieve our goals.

IF WE ARE UNABLE TO INTRODUCE AND SELL NEW PRODUCTS AND SERVICES, OUR BUSINESS COULD BE ADVERSELY EFFECTED.

         We need to broaden the range of travel products and services and increase the availability of products and services that we offer in order to enhance our service. We will incur substantial expenses and use significant resources trying to expand the range of products and services that we offer. However, we may not be able to attract sufficient travel suppliers and other participants to provide desired products and services to our consumers. In addition, consumers may find that delivery through our service is less attractive than other alternatives. If we launch new products and services and they are not favorably received by consumers, our reputation, business and the value of our brands could be adversely effected.

         Our relationships with consumers and travel suppliers are mutually dependent since consumers will not use a service that does not offer a broad range of travel services. Similarly, travel suppliers will not use a service unless consumers actively make travel purchases through it. We cannot predict whether we will be successful in expanding the range of products and services that we offer. If we are unable to expand successfully, this could also adversely effect our business.

WE MAY NOT BE ABLE TO RECRUIT AND RETAIN THE PERSONNEL WE NEED TO SUCCEED.

         We may be unable to retain our key employees and consultants and key sales agents or attract, assimilate or retain other highly qualified employees and sales agents in the future. Our future success depends on our ability to attract, retain and motivate highly skilled employees and sales agents. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, it may be difficult for us to manage our business and meet our objectives. The labor market is currently very tight and it is difficult to find qualified and capable individuals willing to work as selling agents. We may be unable to attract and retain selling agents to handle the volume of business we generate. We may experience significant turnover and incur higher training and recruitment costs. If we are unable to hire and retain selling agents our business may be adversely affected.

A FAILURE IN THE PERFORMANCE OF OUR WEB HOSTING FACILITY SYSTEMS COULD HARM OUR BUSINESS AND REPUTATION.

         We depend upon a third party Internet service provider to host and maintain our websites. Any system failure, including network, software or hardware failure, that causes an interruption in the delivery of our websites or a decrease in responsiveness of our websites' service could result in reduced revenue, and could be harmful to our reputation and brands. Our Internet service provider does not guarantee that our Internet access will be uninterrupted, error free or secure. Any disruption in the Internet service provided by such provider could significantly harm our business. In the future, we may experience interruptions from time to time. Our insurance may not adequately compensate us for any losses that may occur due to any failures in our system or interruptions in our service. Our Web servers must be able to accommodate a high volume of traffic and we may in the future experience slower response times for a variety of reasons. If we are unable to add additional software and hardware to accommodate increased demand, this could cause unanticipated system disruptions and result in slower response times. The costs associated with accommodating such increased demand may exceed the revenues the increased demand may generate. Ticket buyers may become dissatisfied by any system failure that interrupts our ability to provide access or results in slower response time and thereby not return to our sites.

         Any reduction in performance, disruption in the Internet access or discontinuation of services provided by our Internet service provider, EIS, Sabre, Verizon and AT&T, or other telecommunications provider, or any disruption in our ability to access the SABRE systems or systems and software provided by EIS, could have a material adverse effect on our business, operating results and financial condition. There can be no assurance that our transaction processing systems and network infrastructure will be able to accommodate increases in traffic in the future, or that we will, in general, be able to accurately project the rate or timing of such increases or upgrade our systems and infrastructure to accommodate future traffic levels on our online sites. In addition, there can be no assurance that we will be able in a timely manner to effectively upgrade and expand our transaction processing systems or to successfully integrate any newly developed or purchased modules with our existing systems. There can be no assurance that we will successfully utilize new technologies or adapt our online sites, proprietary technology and transaction processing systems to customer requirements or emerging industry standards.

         Our call center computer and communications hardware is provided under a leasing arrangement and is located at the respective centers in Tampa, Florida and San Diego, California. If either call center experiences a disaster that interrupts service, inbound telephone calls can be re-routed to the other center. Substantially all of our current Internet computer and communications hardware is provided by Exodus and is located at Exodus' New York Internet data center. Our systems and operations are vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, earthquakes and similar events. We currently do not have redundant systems or a formal disaster recovery plan and may not carry sufficient business interruption insurance to compensate us for losses that may occur. Despite the implementation of network security measures by us, our servers are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions, delays, loss of data or the inability to accept and confirm customer reservations. Recently, California electrical power services providers have experienced difficulties in meeting the electricity demands of the citizens and accordingly, announced that rolling blackouts may occur during the summer as electricity needs peak. There can be no assurance that our California call center will not be adversely affected by such blackouts should they occur.

OUR INTERNET SOFTWARE DEVELOPMENT EFFORTS MAY NOT SUCCEED.

         We are in the process of working to enhance and expand our business and opportunities through the use of the Internet and we are exposed to various risks and uncertainties related to our arrangements or agreements with third parties for the co-development or development of software systems for use in conjunction with our Internet initiatives. Such risks and uncertainties include but are not limited to the following: (i) we may expend significant funds for co-development or development of software that exceed the benefits, if any, ultimately derived from such software or the benefits that could be derived from less expensive software available from other sources; (ii) any software co-developed by us or developed for us may be functionally or technologically obsolete by the time co-development or development is completed; (iii) the timetables necessary to attain the advantages anticipated from such co-development or development may not be achieved; (iv) others may develop similar software and make such software available to our competitors or our competitors may develop similar software or the software developed by others may have features and benefits beyond the capabilities of the software co-developed, licensed or otherwise utilized by us; (v) our rights with respect to any co-development or development arrangement may become the subject of disputes and may result in our not having any rights in or to such software and result in claims of violations of intellectual property rights which could result in significant prosecution or defense cost and the possibility of damages being assessed against us; and (vi) key individuals involved in connection with any software co-development arrangement with us could become unable to complete or continue the co-development, which could cause the co-development to end, or result in significant delays and increases in costs to continue or replace such co-development efforts or in maintaining or conducting fundamental daily modifications to our website and existing co-developed software.

WE MAY BE LIABLE FOR INFRINGING THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

         We may receive in the future, notice of claims of infringement of other parties' proprietary rights. Infringement or other claims could be asserted or prosecuted against us in the future and it is possible that past or future assertions or prosecutions could harm our business. Any such claims, with or without merit, could be time consuming, resulting in costly litigation and diversion of technical and management personnel, cause delays in the development and release of new products or services, or require us to develop non-infringing technology or enter into royalty or licensing arrangements. Such royalty or licensing arrangements, if required, may not be available on terms acceptable to us, or at all. For these reasons, infringement claims could harm our business.

OUR FAILURE TO PROTECT OUR INTELLECTUAL PROPERTY COULD ADVERSELY AFFECT OUR BRANDS AND OUR BUSINESS.

         We rely on a combination of trademark and copyright law and trademark protection. Despite our efforts, we cannot be sure that we will be able to prevent misappropriation of our intellectual property. It is possible that litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Litigation could result in substantial costs and diversion of our resources away from the operation of our business and the loss of our ability to use certain intellectual property.

DECLINES OR DISRUPTIONS IN THE TRAVEL INDUSTRY GENERALLY COULD REDUCE OUR REVENUES.

         We rely on the health and growth of the travel industry. Travel is highly sensitive to business and personal discretionary spending levels, and thus tends to decline during general economic downturns. In addition, other adverse trends or events that tend to reduce travel are likely to reduce our revenues. These may include:

     - price escalation in the airline industry or other travel-related industries

     -  increased occurrence of travel-related accidents

     -  airline or other travel-related strikes

     -  political instability

     -  regional hostilities and terrorism

     -  bad weather

REGULATORY AND LEGAL CHANGES MAY IMPOSE TAXES OR OTHER BURDENS ON OUR BUSINESS.

         The laws and regulations applicable to the travel industry affect us and our travel suppliers. We must comply with laws and regulations relating to the sale of travel services, including those prohibiting unfair and deceptive practices and those requiring us to register as a seller of travel, comply with disclosure requirements and participate in state restitution funds. In addition, many of our travel suppliers and computer reservation systems providers are heavily regulated by the United States and other governments. Our services are indirectly affected by regulatory and legal uncertainties affecting the businesses of our travel suppliers and computer reservation systems providers.

         We must also comply with laws and regulations applicable to businesses generally and online commerce. Currently, few laws and regulations directly apply to the Internet and commercial online services. Moreover, there is currently great uncertainty about whether or how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet and commercial online services. It is possible that laws and regulations may be adopted to address these and other issues. Further, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws. New laws or different applications of existing laws would likely impose additional burdens on companies conducting business online and may decrease the growth of the Internet or commercial online services. In turn, this could decrease the demand for our products and services or increase our cost of operations.

         Federal legislation imposing limitations on the ability of states to tax Internet-based sales was enacted in 1998. The Internet Tax Freedom Act, as this legislation is known, exempts specific types of sales transactions conducted over the Internet from multiple or discriminatory state and local taxation through October 21, 2001. It is possible that this legislation will not be renewed when it terminates in October 2001. Failure to renew this legislation could allow state and local governments to impose taxes on Internet-based sales, and these taxes could decrease the demand for our products and services or increase our costs of operations.

RISKS RELATED TO THE INTERNET INDUSTRY

RAPID TECHNOLOGICAL CHANGES MAY RENDER OUR TECHNOLOGY OBSOLETE OR DECREASE THE COMPETITIVENESS OF OUR SERVICES.

         To remain competitive in the online travel industry, we must continue to enhance and improve the functionality and features of our websites. The Internet and the online commerce industry are rapidly changing. In particular, the online travel industry is characterized by increasingly complex systems and infrastructures. If competitors introduce new services embodying new technologies, or if new industry standards and practices emerge, our existing websites and proprietary technology and systems may become obsolete. Our future success will depend on our ability to do the following:

      -  enhance our existing services;

      - develop and license new services and technologies that address the increasingly sophisticated and varied needs of our prospective customers and suppliers;

      - respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

         Developing our websites and other proprietary technology entails significant technical and business risks. We may use new technologies ineffectively or we may fail to adapt our websites, transaction-processing systems and network infrastructure to customer requirements or emerging industry standards. If we face material delays in introducing new services, products and enhancements, our customers and suppliers may forego the use of our services and use those of our competitors.

INTERNET RELATED REGULATORY AND LEGAL UNCERTAINTIES COULD HARM OUR BUSINESS.

         There are an increasing number of laws and regulations pertaining to the Internet. In addition, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governments and agencies. Laws or regulations may be adopted with respect to the Internet relating to liability for information retrieved from or transmitted over the Internet, domain name registration, online content regulation, user privacy, taxation and quality of products and services. Moreover, the applicability to the Internet of existing laws governing issues including intellectual property ownership and infringement, copyright, patent, trademark, trade secret, obscenity, libel, employment and personal privacy is uncertain and developing. Further, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws. New laws or different applications of existing laws would likely impose additional burdens on companies conducting business online and may decrease the growth of the Internet or commercial online services. In turn, this could decrease the demand for our products and services or increase our cost of operations.

         Federal legislation imposing limitations on the ability of states to impose new state taxes on e-commerce was enacted in 1998. The Internet Tax Freedom Act, as this legislation is known, exempts specific types of sales transactions conducted over the Internet from multiple or discriminatory state and local taxation through October 21, 2001. It is possible that this legislation will not be renewed when it terminates in October 2001. Failure to renew this legislation or the enactment of new legislation could allow state and local governments to impose taxes on Internet-based sales and use. Such taxes could decrease the demand for our products and services or increase our costs of operations.

OUR ABILITY TO GENERATE BUSINESS DEPENDS ON CONTINUED GROWTH OF ONLINE COMMERCE.

         Our ability to generate business through our websites depends on continued growth in the use of the Internet and in the acceptance and volume of commerce transactions on the Internet. Rapid growth in the use of the Internet and online services is a recent phenomenon. This growth may not continue. A sufficiently broad base of consumers may not accept, or continue to use, the Internet as a medium of commerce. We cannot assure you that the number of Internet users will continue to grow in general or with respect to our sites or that commerce over the Internet will become more widespread or that our sales will grow at a comparable rate. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for recently introduced services are subject to a high level of uncertainty. The Internet may not prove to be a viable commercial marketplace for a number of reasons including but not limited to: (i) the lack of acceptable security technologies; (ii) the lack of access and ease of use; (iii) congestion of traffic; inconsistent quality of service and the lack of availability of cost effective, high speed service; (iv) potentially inadequate development of the necessary infrastructure; (v) governmental regulation and/or taxation; and (vi) uncertainty regarding intellectual property ownership or the enforcement of intellectual property rights.

DUE TO OUR ANTICIPATED GROWTH, WE MAY BE UNABLE TO PLAN OR MANAGE OUR OPERATIONS AND GROWTH EFFECTIVELY.

         Our growth to date has placed, and our anticipated future operations will continue to place, a significant strain on our management, systems and resources. We continue to increase the scope of our operations and the size of our workforce. In addition to needing to train and manage our workforce, we will need to continue to improve and develop our financial and managerial controls and our reporting systems and procedures. A failure to plan, implement and integrate these systems successfully could adversely affect our business.

         We cannot assure you that the Internet will support increasing use or will prove to be a viable commercial marketplace. The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and amount of traffic. Our success will depend upon the development and maintenance of the Internet's infrastructure to cope with this increased traffic. This will require a reliable network backbone with the necessary speed, data capacity and security and the timely development of complementary products for providing reliable Internet access and services. Major online service providers and the Internet itself have experienced outages and other delays as a result of software and hardware failures and could face such outages and delays in the future. Outages and delays are likely to affect the level of Internet usage and the processing of transactions on our websites. In addition, the Internet could lose its viability because of delays in the development or adoption of new standards to handle increased levels of activity or of increased government regulation. The adoption of new standards or government regulation may require us to incur substantial compliance costs.

INFORMATION DISPLAYED ON OUR WEB SITE MAY SUBJECT US TO LITIGATION AND THE RELATED COSTS.

         We may be subject to claims for defamation, libel, copyright or trademark infringement or based on other theories relating to information published or contained on our web site. We could also be subject to claims based upon the content that is accessible from our web site through links to or from other web sites. Defending against any such claims could be costly and divert resources and the attention of management from the operation of our business.

ADDITIONAL RISKS

OUR REVENUES ARE UNPREDICTABLE AND ARE SUBJECT TO FLUCTUATION.

         As a result of our limited operating history and the recent addition of our online operations, we are unable to accurately forecast our revenues. Our current and future expense levels are based on our operating plans and estimates of future revenues and are subject to increase as we implement our strategy. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in revenues would likely have an immediate material adverse effect on our business, operating results and financial condition. Further, if we should substantially increase our operating expenses to offer expanded services, to increase sales and marketing or to develop our technology and transaction processing systems, and such expenses are not subsequently followed by increased revenues, our operating performance and results would be adversely effected and if sustained could have a material adverse effect on our business.

         We will experience seasonality in our business, reflecting seasonal fluctuations in the travel industry. Seasonality in the travel industry is likely to cause quarterly fluctuations in our operating results and could have a material adverse effect on our business, operating results and financial condition.

OUR BUSINESS IS EXPOSED TO RISKS ASSOCIATED WITH ONLINE COMMERCE SECURITY AND CREDIT CARD FRAUD.

         Consumer concerns over the security of transactions conducted on the Internet or the privacy of users may inhibit the growth of the Internet and online commerce. To transmit confidential information such as customer credit card numbers securely, we rely on encryption and authentication technology. Unanticipated events or developments could result in a compromise or breach of the systems we use to protect customer transaction data. Furthermore, our servers may also be vulnerable to viruses transmitted via the Internet. While we proactively check for intrusions into our infrastructure, a new and undetected virus could cause a service disruption.

OUR SUCCESS IS SUBSTANTIALLY DEPENDENT UPON CERTAIN KEY PERSONNEL.

         Our success is substantially dependent upon the continuing services of certain key personnel. While we have employed a number of executives with industry experience, the loss of any significant member of management could have a material adverse effect on our business, financial condition and results of operations.

SHARES ELIGIBLE FOR FUTURE SALE MAY ADVERSELY IMPACT THE MARKET PRICE OF THE COMMON STOCK.

         We are unable to predict the effect, if any, that future sales of common stock (or the potential for such sales) may have on the market price of the common stock prevailing from time to time. Future sales of substantial amounts of common stock in the public market, including those obtained from the exercise of the Warrants or Options, could impair our ability to raise capital through an offering of securities and may adversely affect the market price of the common stock.

THE COMPANY MUST MAINTAIN A CURRENT PROSPECTUS AND REGISTRATION STATEMENT IN ORDER FOR OUR PUBLIC WARRANTS TO BE EXERCISED BY THEIR HOLDERS.

         We must maintain an effective registration statement on file with the Commission before the holder of any of the warrants may be redeemed or exercised. It is possible that we may be unable to cause a registration statement covering the common stock underlying the warrants to be effective. It is also possible that the warrants could be acquired by persons residing in states where we are unable to qualify the common stock underlying the warrants for sale. In either event, the warrants may expire unexercised, which would result in the holders losing all the value of their investment in the warrants. There can be no assurance that we will be able to maintain an effective registration statement covering the issuance of common stock upon redemption or exercise of the warrants. If we are unable to maintain an effective registration for the issuance of common stock upon redemption of exercise of the warrants, we may be subject to claims by the warrant holders.

OUR COMMON STOCK PRICE AND WARRANT PRICE MAY BE VOLATILE.

         The market price for our common stock and warrants are likely to be highly volatile and are likely to experience wide fluctuations in response to factors including the following:

     -  actual or anticipated variations in our quarterly operating results

     - announcements of technological innovations or new services by us or our competitors

     -  changes in financial estimates by securities analysts

     -  conditions or trends in the Internet or online commerce industries

     - changes in the economic performance or market valuations of other Internet, online commerce or travel companies

     - announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments

     -  additions or departures of key personnel

     - release of lock-up or other transfer restrictions on our outstanding shares of common stock or sales of additional shares of common stock

     -  potential litigation

     -  adverse announcements by our competitors

         The market prices of the securities of Internet-related and online commerce companies have been especially volatile. Broad market and industry factors may adversely affect the market price of our common stock and Warrants, regardless of our actual operating performance. In the past, following periods of volatility in the market price of their stock, many companies have been the subject of securities class action litigation. If we were sued in a securities class action, it could result in substantial costs and a diversion of management's attention and resources and would adversely affect our stock price.

WE MAY NOT BE ABLE TO MAINTAIN THE LISTING OF OUR COMMON STOCK ON THE NASDAQ SMALL CAP MARKET WHICH WOULD MAKE IT MORE DIFFICULT FOR YOU TO DISPOSE OF YOUR COMMON STOCK.

         Our common stock is listed on the Nasdaq Small Cap Market. We cannot guarantee that it will always be listed. The Nasdaq Small Cap Market rules for continual listing include minimum stock price and other requirements, which we may not meet in the future, particularly if the price of our common stock declines.

         If our common stock is delisted from the Nasdaq Small Cap Market, trading in our common stock would be conducted, if at all, on the NASD's OTC Bulletin Board. This would make it more difficult for stockholders to dispose of their common stock and more difficult to obtain accurate quotations on our common stock. This could have an adverse effect on the price of the common stock.

                                 USE OF PROCEEDS

         To date, few warrant holders have exercised their warrants, and we have not received any indications that the remaining warrant holders wish to exercise their warrants and there can be no assurance that warrant holders will choose to exercise all or any of the warrants in the future. However, in the event that all of the warrants were to be exercised, the net proceeds to us upon such exercise, estimated at approximately $20,600,000 before deducting expenses of the offering, would be used for working capital to finance our growth, salaries and general corporate purposes.

         We intend, when and if the opportunity arises, to acquire other businesses or products in the travel industry which are compatible with our business or expertise, for the purpose of expanding our business and product base. If such a business opportunity arises, we may use a portion of our working capital for that purpose. We have no specific arrangement with respect to any such acquisition at the present time, and it is uncertain as to when or if any acquisition will be made.

         Before we spend the net proceeds from the exercise of the warrants, we will invest such proceeds in short- term interest bearing securities or money market funds.

         At such time that the Selling Security Holders exercise their warrants and sell any common stock issuable thereunder pursuant to this Prospectus, the Selling Security Holders will receive all of the proceeds from such sales of common stock (although the Company will receive the warrant exercise price that the Selling Security Holders shall pay to the Company in order to receive common stock to be sold pursuant to this Prospectus). Accordingly, the Company will not receive any of the proceeds from the sale of common stock by the Selling Security Holders.

                            SELLING SECURITY HOLDERS

         The Selling Security Holders may from time to time offer and sell pursuant to this Prospectus any or all of such common stock so owned by them upon exercise of their warrants. See "Plan of Distribution." Upon the closing of the Company's initial public offering on January 21, 1998 and January 23, 1998, the Company issued certain warrants to the Company's underwriters, First London Securities Corporation ("First London") in connection with their Underwriting Agreement with the Company. First London received 87,750 Common Stock Representatives' Warrants and 175,500 Warrant Representatives' Warrants. First London subsequently transferred 35,100 Common Stock Representatives' Warrants and 70,200 Warrant Representatives' Warrants to Jesse Shelmire IV, one of its principals. Each Common Stock Representatives' Warrant entitles the holder to buy one share of common stock at $8.25 per share during the four-year period beginning December 31, 1998. Each Warrant Representatives' Warrant entitles the holder to buy one warrant for $.15625 (the "Underlying Warrant") during the four-year period beginning December 31, 1998. Each Underlying Warrant entitles the holder to buy one share of common stock at $7.8125 per share.

         On March 14, 2001, First London agreed the 52,650 Common Stock Representatives' Warrants and the 105,300 Warrant Representatives' Warrants held by First London would be canceled and the Company agreed to issue First London 257,950 warrants to buy 257,950 shares of the Company's common stock at $1.5625 which expire December 31, 2003.

         The following table sets forth certain information with respect to the beneficial ownership of the warrants by the Selling Security Holders as of March 31, 2001, as reported to us by the Selling Security Holders, the number of shares of common stock being offered by the Selling Security Holders hereby and the amount and percentage of the common stock to be owned beneficially by the Selling Security Holders following this offering. Because the Selling Security Holders may offer all or some portion of the common stock pursuant to this Prospectus after they exercise their warrants, no estimate can be given as to the actual amount of the common stock that will be held by the Selling Security Holders upon termination of any such sales.

         The Selling Security Holders do not have, or within the past three years have not had, any relationship with the Company or any of its predecessors of affiliates.

                                                              Warrants Beneficially Owned      Number of
                                                                 Prior to the Offering         Shares of
                                                             -----------------------------    Common Stock
Selling Security Holders                                      Number        Percent (1)(2)    Offered (2)
------------------------                                     --------       --------------    ------------
First London Securities Corporation                           257,950            3.3%           257,950
Jesse Shelmire IV                                             105,300            1.3%           105,300
                                                             --------           ----            -------

     Total                                                    363,250            4.6%           363,250
                                                             ========           ====            =======


(1) Based upon 7,895,536 shares of common stock outstanding as of March 31, 2001.

(2) Assumes that all of the warrants held by the Selling Security Holders are exercised and delivered to the Company.

                              PLAN OF DISTRIBUTION

         The common stock offered hereby may be sold from time to time directly by us to warrant holders that exercise their warrants and deliver such warrants to us. The common stock offered hereby to the warrant holder may be sold from time to time in one or more transactions at $6.25 per share pursuant to the terms of the warrants.

         The Selling Security Holders may sell shares of common stock from time to time by means of this Prospectus after exercise of their warrants and delivery of same to us. We will not receive any proceeds from the sale of common stock pursuant to this Prospectus by the Selling Security Holders (although the Company may receive the warrant exercise price that the Selling Security Holders shall pay to the Company in order to receive common stock to be sold pursuant to this Prospectus). We have agreed to register the resale of 363,250 shares of our common stock that the Selling Security Holders may obtain after exercise of their warrants and delivery of same to us.

         The Selling Security Holders may offer the shares of common stock from time to time after exercise of their warrants in one or more types of transactions (which may include block transactions) in the open market, on the Nasdaq National market, in privately negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares or in a combination of these methods, at market prices that prevail at the time of sale or at privately negotiated prices. The Selling Security Holders may sell these shares through one or more brokers or dealers or directly to purchasers. These broker-dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Security Holders and/or purchasers of the shares for whom those broker-dealers may act as agent, or to whom they may sell as principal, or both. Compensation as to a particular broker-dealer may exceed customary commissions. The Selling Security Holders and any broker-dealers who act in connection with the sale of the shares under this Prospectus may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions they receive and proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Security Holders and any other person participating in the distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under the Exchange Act, including Regulation M, which may restrict the timing of purchases and sales of the shares by the Selling Security Holders and any other person participating in the distribution of the shares. Furthermore, Regulation M may restrict the ability of any person participating in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the commencement of the distribution. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market making activities with respect to the shares.

         From time to time, the Selling Security Holders may pledge, hypothecate or grant a security interest in some or all of the shares of our common stock they own. In the event of a foreclosure or event of default in connection with those pledges, the shares may be transferred to the persons to whom the shares were pledged. If such a transfer occurs, the transferees will be deemed to have the rights of the Selling Security Holders under this plan of distribution. At the same time, the Selling Security Holders will beneficially own fewer shares. The plan of distribution for the Selling Security Holders' shares will otherwise remain unchanged.

         We have agreed to pay all of the costs, expenses and fees incident to the registration, offering and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers or agents. We have agreed to indemnify each Selling Security Holder against certain liabilities, including certain liabilities under the Securities Act. The Selling Security Holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

         In the event that we file a registration statement under the Securities Act of an underwritten offering of our common stock, we may restrict the ability of the Selling Security Holders to effect a public sale of the shares of common stock being offered by means of this Prospectus during the ten business days before, and the 45-day period beginning on the effective date of the registration statement, so long as the Selling Security Holders are given an opportunity to participate in the underwritten offering.

         The Selling Security Holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

                                  LEGAL MATTERS

         Certain legal matters in connection with the sale of the shares of common stock offered hereby will be passed upon by Shumaker, Loop & Kendrick, LLP, Tampa Florida.

                                     EXPERTS

         The consolidated financial statements of 800 Travel Systems, Inc. at December 31, 1999 and 2000 and for each of the two years in the period ended December 31, 2000, appearing in the Company's Form 10-KSB dated March 29, 2001, have been audited by Grant Thornton LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference.

         Such financial statements have been incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

================================================================================    =============================================
WE HAVE NOT AUTHORIZED ANY DEALER, SALES REPRESENTATIVE OR OTHER PERSON TO TELL                    3,891,000 Shares
YOU ANYTHING ABOUT US THAT IS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS
PROSPECTUS. IF ANYBODY PRETENDS TO GIVE YOU ANY OTHER INFORMATION ABOUT US, YOU
SHOULD NOT RELY ON IT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY
SECURITIES OTHER THAN THOSE DESCRIBED IN IT. IT ALSO DOES NOT CONSTITUTE AN
OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITY TO ANY PERSON
IN ANY PLACE WHERE SUCH OFFER OR SOLICITATION WOULD BE ILLEGAL. YOU SHOULD BE
AWARE THAT EVEN IF A COPY OF THIS PROSPECTUS IS DELIVERED TO YOU OR YOU BUY                    800 TRAVEL SYSTEMS, INC.
SECURITIES THAT IT OFFERS, YOU CAN'T BE SURE THAT ALL OF THE INFORMATION IN THIS
PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE, EXCEPT TO THE
EXTENT OF INFORMATION CONTAINED IN LATER REPORTS FILED BY US THAT ARE
INCORPORATED IN THIS PROSPECTUS BY REFERENCE.


           ----------------------------------                                                        Common Stock





                                                                                                    ---------------

                                                                                                      PROSPECTUS
                                                                                                    ---------------
                   TABLE OF CONTENTS
                                                PAGE
Available Information..............................2
Incorporation of Certain Documents by Reference....2
Prospectus Summary.................................3
Risk Factors.......................................4
Use of Proceeds...................................14
Selling Security Holders..........................15
Plan of Distribution..............................16
Legal Matters.....................................17
Experts...........................................17


                                                                                                   __________, 2001

================================================================================    =============================================

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The Company estimates that expenses payable by it in connection with the Offering described in this registration statement (other than underwriting discounts and commissions) will be as follows:

Securities and Exchange Commission registration fee (1)....................................        $14,225
NASD filing fee(2).........................................................................          5,200
NASDAQ listing fee(2)......................................................................         10,000
Printing expenses..........................................................................              0
Accounting fees and expenses...............................................................          5,000
Legal fees and expenses....................................................................         15,000
Miscellaneous..............................................................................              0
                                                                                                   -------
         Total.............................................................................        $49,425
                                                                                                   =======

---------------

(1) The Company previously paid $14,000, pursuant to Rule 429, in connection with the Registration Statement on Form SB-2, File No. 333-28237, filed by the Company on January 16, 1998, and $150, pursuant to Rule 429, in connection with the Registration Statement on Form SB-2, File No. 333-45488, filed by the Company on September 8, 2000.

(2) Previously paid, pursuant to Rule 429, by the Company in connection with the Registration Statement on Form SB-2, File No. 333-28237, filed by the Company on January 16, 1998.

         All amounts except the Securities and Exchange Commission registration fee, the NASD filing fee and the NASDAQ listing fee are estimated. The Company intends to pay all expenses of registration.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation, subject to certain limitations, to indemnify its directors and officers against expenses (including attorneys' fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful.

         The Amended and Restated Certificate of Incorporation of the Company provides that the Company shall indemnify any person who is or was a director or officer of the Company to the full extent permitted by Delaware law and may indemnify other persons if authorized by the Board of Directors to the full extent permitted by Delaware law.

         Section 102 of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty. The enabling statute provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. The Company's Amended and Restated Certificate of Incorporation includes a provision which eliminates, to the fullest extent permitted by the DGCL, director liability for monetary damages for breaches of fiduciary duty. The Company maintains director and officer liability insurance.

ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULE.

         (A)      EXHIBITS:

EXHIBIT NUMBER             EXHIBIT DESCRIPTION
--------------             --------------------------------------------------------------------------------------------
 1.1                       Form of Underwriting Agreement (1)

 1.2                       Agreement Among Underwriters (1)

 1.3                       Selected Dealer Agreement (1)

 1.4                       Representatives' Warrant Agreement (1)

 4.1                       Specimen Common Stock certificate (1)

 4.2                       Specimen Warrant Certificate and Form of Warrant Agreement (1)

 4.3                       Specimen Warrant Certificate and Form of Warrant Agreement for First London

 5.1                       Opinion of Shumaker, Loop & Kendrick, LLP as to the Common Stock being registered

23.1                       Consent of Grant Thornton LLP, independent certified accountants

23.2                       Consent of Shumaker, Loop & Kendrick, LLP (included in their opinion filed as Exhibit 5.1)

(1) Incorporated by reference to 800 Travel Systems' Registration Statement on Form SB-2 No. 333-28237.

         All other schedules are omitted because the required information is not present or is not present in amounts sufficient to require submission of the schedule or because the information required is included in the financial statements or notes thereto or the schedule is not required or inapplicable under the related instructions.

ITEM 17.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (d)      The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  EXHIBIT INDEX

EXHIBIT NUMBER             EXHIBIT DESCRIPTION
--------------             --------------------------------------------------------------------------------------------
 1.1                       Form of Underwriting Agreement (1)
 1.2                       Agreement Among Underwriters (1)
 1.3                       Selected Dealer Agreement (1)
 1.4                       Representatives' Warrant Agreement (1)
 4.1                       Specimen Common Stock certificate (1)
 4.2                       Specimen Warrant Certificate and Form of Warrant Agreement (1)
 4.3                       Specimen Warrant Certificate and Form of Warrant Agreement for First London
 5.1                       Opinion of Shumaker, Loop & Kendrick, LLP as to the Common Stock being registered
23.1                       Consent of Grant Thornton LLP, independent certified accountants
23.2                       Consent of Shumaker, Loop & Kendrick, LLP (included in their opinion filed as Exhibit 5.1)

(1) Incorporated by reference to 800 Travel Systems' Registration Statement on Form SB-2 No. 333-28237.

            [the remainder of this page is intentionally left blank]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida on April 16, 2001.

                                   800 TRAVEL SYSTEMS, INC.

                                   By: /s/ PETER M. SONTAG
                                      ------------------------------------------
                                   Peter M. Sontag, Chief Executive Officer

                                   By: /s/ ROBERT B. MORGAN
                                      ------------------------------------------
                                      Robert B. Morgan, Chief Financial Officer
                                      (Principal Financial Officer and Principal
                                      Accounting Officer)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Peter M. Sontag and Robert B. Morgan his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                              TITLE                                               DATE
---------------------------            ---------------------------                    --------------
/s/ Peter M. Sontag                    Chief Executive Officer and                    April 16, 2001
---------------------------            Chairman of the Board
Peter M. Sontag

/s/ Robert B. Morgan                   Chief Financial Officer                        April 16, 2001
---------------------------            and Director
Robert B. Morgan

/s/Michael Gaggi                       Director                                       April 16, 2001
---------------------------
Michael Gaggi

/s/ L. Douglas Bailey                  Director                                       April 16, 2001
---------------------------
L. Douglas Bailey

/s/ Vincent E. Vitti                   Director                                       April 16, 2001
---------------------------
Vincent E. Vitti

/s/ Antoine Toffa                      Director                                       April 16, 2001
---------------------------
Antoine Toffa